SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement ☐ Confidential, for Use of the
Commission Only (as permitted by
Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CUISINE SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount previously paid:
(2) Form, schedule or registration statement no.:
(3) Filing party:
(4) Date filed:

CUISINE SOLUTIONS, INC.
85 SOUTH BRAGG STREET
SUITE 600
ALEXANDRIA, VIRGINIA 22312
(703) 270-2900
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO THE STOCKHOLDERS:
Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Cuisine Solutions, Inc. (the “Company”) will be held at the Sheraton National Hotel, 900 South Orme Street, Arlington, Virginia 22204 on Thursday, October 26, 2006 at 10:00 a.m., local time, for the following purposes:
1.	To elect nine directors to hold office for one year or until their successors are elected and qualified.

2.	To ratify the Audit Committee’s selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the 2007 fiscal year.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Only the stockholders of record at the close of business on September 22, 2006 will be entitled to vote at the Annual Meeting.
All stockholders are requested to be present at the Annual Meeting in person or by proxy. For the convenience of those stockholders who do not expect to attend the Annual Meeting in person and desire to have their stock voted, a form of proxy and an envelope for which no postage is required are enclosed. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.
Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the Annual Meeting. Your cooperation is appreciated since a majority of the outstanding shares of Common Stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting.
By Order of the Board of Directors
Jean-Louis Vilgrain
Chairman of the Board
Alexandria, Virginia
September 29, 2006

CUISINE SOLUTIONS, INC.
85 SOUTH BRAGG STREET
SUITE 600
ALEXANDRIA, VIRGINIA 22312
PROXY STATEMENT
This Proxy Statement is furnished to stockholders of Cuisine Solutions, Inc., a Delaware corporation (the “Company”) in connection with the 2006 Annual Meeting of Stockholders to be held on October 26, 2006 (the “Annual Meeting”). This Proxy Statement, the notice to stockholders, and the enclosed proxy card are being mailed to stockholders of the Company on or about October 5, 2006.
SOLICITATION OF PROXIES
Proxies in the form enclosed are solicited by and on behalf of the Board of Directors of the Company (the “Board”). The individuals named as proxies are Mr. Jean-Louis Vilgrain and Mr. Stanislas Vilgrain. Proxies may be solicited by use of the mail, by personal interview, or by telephone and may be solicited by officers and directors, and by the other employees of the Company. All costs of solicitation of proxies will be borne by the Company. The approximate costs for the solicitation are $6,000.
All shares of common stock of the Company, par value $.01 per share (“Common Stock”), represented by proxies received will be voted in accordance with the instructions contained therein. In the absence of voting instructions, the shares of Common Stock represented by validly executed and delivered proxies will be voted for the nominees listed herein and in favor of the ratification of the Company’s selection of BDO Seidman, LLP as its independent registered public accounting firm for the fiscal year ending June 30, 2007. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Please note that the mere presence in person at the Annual Meeting will not be sufficient to revoke a previously delivered proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of Common Stock are represented by stockholders present at the Annual Meeting or by proxy. At the close of business on September 22, 2006, there were 16,439,191 shares of Common Stock outstanding, which represent all of the voting securities of the Company. Each share of Common Stock is entitled to one vote per share. Stockholders do not have cumulative voting rights in the election of directors to the Board. A list of stockholders of the Company at the close of business on September 22, 2006 will be available for inspection during normal business hours during the ten days prior to the meeting at the offices of the Company at 85 South Bragg Street, Suite 600, Alexandria, Virginia 22312, and will also be available at the meeting. Only stockholders of record at the close of business on September 22, 2006 will be entitled to vote at the Annual Meeting.
For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and “broker non-votes” will be counted as present, but not as votes cast, at the Annual Meeting. Under Delaware law and the Company’s By-Laws, the election of directors at the Annual Meeting will be determined on the basis of a percentage of votes cast at the Annual Meeting and requires the affirmative vote of the holders of a plurality of the Company’s Common Stock represented and voting at the Annual Meeting for approval. All other matters expected to be submitted for consideration at the Annual Meeting require the affirmative vote of the holders of a majority of the Company’s Common Stock represented and voting at the Annual Meeting for approval.
The following table sets forth, as of September 22, 2006, certain information as to the number of shares of Common Stock beneficially owned by each person who is known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock based upon reports on file with the Securities and Exchange Commission (the “SEC”) or other reliable information.

	Amount and Nature Of
Name and Address of Beneficial Owner (1)	Beneficial Ownership	Percent of Class
Food Research Corporation 85 South Bragg Street, Suite 600 Alexandria, Virginia 22312	9,520,588	57.9%

Gruber and McBaine Capital Management, LLC 50 Osgood Place, Penthouse San Francisco, California 94133	1,204,557 (2)	7.3%
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(2)	Jon D. Gruber and J. Patterson McBaine are the managing members, and Eric B. Swergold is a member of Gruber and McBaine Capital Management (“GMCM”), an investment advisor. GMCM, together with Messrs. Gruber, McBaine and Swergold, control the voting and imvestment activities of the shares held by GMCM. As of September 22, 2006, GMCM had shared voting and investment power over 890,457 shares; Mr. Gruber had sole voting and investment power over 205,700 shares and shared voting and investment power over 1,204,557 shares; and Mr. McBaine had sole voting and investment power over 108,400 shares and shared voting and investment power over 1,204,557 shares.

The following table sets forth as of September 22, 2006 the beneficial ownership of each director, nominee for director, each named executive officer, and the directors and executive officers of the Company as a group.

	Amount and
	Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership		Of Class
Jean-Louis Vilgrain	9,602,686	(1)	58.4%
Sebastien Vilgrain	9,595,588	(1)	58.4%
Stanislas Vilgrain	10,231,488	(1)	62.2%
Hugues Prince	50,000	(1)	*
Charles C. McGettigan	179,700	(2)	1.1%
Gerard Bertholon	400,347	(3)	2.4%
Robert van Roijen	150,800	(4)	*
Yuyun Tristan Kuo	6,250	(5)	*
Thomas L. Gregg	272,653	(6)	1.8%
Felipe Hasselmann	72,500	(7)	*
Robert N. Herman	0		*
John D. Firestone	5,000		*
Directors, nominees and executive officers as a group (12 persons)	11,525,836		70.1%
* Less than one percent.
(1) Jean-Louis Vilgrain, Chairman of the Company, is Chairman and President of Food Research Corporation, a Delaware corporation (“FRC”). FRC is a controlled subsidiary of Secria Europe, S.A. (“Secria Europe”). Jean-Louis Vilgrain is also a director of Secria Europe. The equity ownership of Secria Europe is held in equal amounts by the five children of Jean-Louis Vilgrain, including Stanislas Vilgrain, an officer and director of the Company, and Sebastien Vilgrain, a director of the Company. As a result of his directorship in Secria Europe and his position as President and director of FRC, Jean-Louis Vilgrain may be deemed to be the beneficial owner of the 9,520,588 shares of Common Stock held directly by FRC. In addition, as a result of their ownership of a 20% equity interest in Secria Europe, respectively, Stanislas and Sebastien Vilgrain each may be deemed to be the beneficial owner of these 9,520,588 shares of Common Stock of the Company held by FRC. The beneficial ownership of Jean-Louis Vilgrain also includes 50,000 shares subject to options granted under the 1999 Plan, and 32,098 shares individually owned. The beneficial ownership of Sebastien Vilgrain also includes 75,000 shares subject to stock options granted pursuant to the 1999 Stock Option Plan. The beneficial ownership of Stanislas Vilgrain also includes an aggregate of 437,500 shares subject to options granted under the Company’s 1999 Stock Option Plan and the Company’s 1992 Stock Option Plan, and 273,400 shares individually owned. Mr. Hugues Prince is employed by Les Fromentiers de France, a company controlled by the JLV Group, an affiliate of Secria Europe and FRC. Mr. Prince individually owns 50,000 shares of common stock of the Company.
(2) The beneficial ownership of Charles McGettigan includes 150,000 shares subject to options granted under the 1999 Stock Option Plan and 29,700 shares owned.
(3) The beneficial ownership of Gerard Bertholon includes 292,747 shares subject to options granted under the 1992 and 1999 Stock Option Plans and 107,600 shares of common stock owned.
(4) The beneficial ownership of Robert van Roijen includes 105,000 shares subject to options granted under the 1999 Stock Option Plan, and 45,800 shares of common stock owned.
(5) Includes 6,250 shares subject to stock options granted under the 1999 Stock Option Plan.
(6) Includes 267,653 shares subject to stock options granted under the 1999 Stock Option Plan and 5,000 shares of common stock owned.
(7) Includes 72,500 shares subject to stock options granted under the 1999 Stock Option Plan.

PROPOSAL 1: ELECTION OF DIRECTORS
Nine nominees for director are to be elected to the Board for one year to serve until the Annual Meeting of Stockholders in 2007 and until their successors are elected and qualified or until the director’s earlier removal, resignation, or death. All nominees are currently serving as directors.
Unless otherwise specified, proxies received will be voted for the election of the nine nominees to the Board set forth below. All such nominees have indicated that they are willing and able to serve as directors and management has no reason to believe that any of them will be unable to serve. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. Each director will be elected to the Board by a plurality vote of Common Stock represented, in person or by proxy, at the Annual Meeting. Therefore, an abstention from voting will be counted neither for nor against the election of any nominee for director to the Board.
The name, principal occupation and selected biographical information of each nominee to the Board are set forth below:
Mr. Jean-Louis Vilgrain, age 72, has been Chairman of the Company since September 1977 and has served as director since November 1974. In addition, Mr. J.L. Vilgrain served as Chief Executive Officer of the Company from September 1977 until October 1993. Mr. Jean-Louis Vilgrain is Chairman and President of the JLV Group, and is President of Secria Europe, a French holding company controlling the JLV Group. The JLV Group is an international consortium of food related businesses and industries with interests ranging from production engineering to retail food establishments. He is also Chairman and President of FRC, the majority stockholder of the Company, and a holding company for certain African and Pacific Rim companies. Mr. Jean-Louis Vilgrain was President from 1978 to 1989 of Grands Moulins de Paris, an international milling and food processing company incorporated in France.
Mr. Stanislas Vilgrain, age 47, was appointed Chief Executive Officer in October 1993, having served as President and Chief Operating Officer of the Company since June 1991 and as a director since 1991. He served as President of the Vie de France Culinary Division from July 1987 to June 1991. Previously, he was employed by Vie de France Corporation as Director of Staff Operations from August 1986 through June 1987. He was Manager of the Vie de France Corporation’s San Francisco bakery from January 1986 through August 1986, after having served as Assistant Manager of the Denver bakery from July 1984 through December 1985. Prior to joining Vie de France Corporation, he was Assistant to the Director of Research & Development for the Bakery Division of Grands Moulins de Paris from June 1983 to July 1984, and was Regional Manager of Operations and Sales from July 1982 through May 1983 for O.F.U.P., a publication distributor in Paris, France. Mr. Stanislas Vilgrain is the son of Mr. Jean-Louis Vilgrain and the brother of Mr. Sebastien Vilgrain.
Mr. Charles C. McGettigan, age 61, was a co-founder and is a general partner of Proactive Investment Managers, L.P. which is the general partner of Proactive Partners, L.P., a San Francisco-based merchant banking fund. Mr. McGettigan graduated in 1966 from Georgetown University and in 1969 from the Wharton School at the University of Pennsylvania. From 1970 to 1980 Mr. McGettigan was with Blyth Eastman Dillon’s corporate finance department in New York (1970 to 1978) and San Francisco (1978 to 1980). He was a Senior Vice President of Dillon, Read & Co., running its corporate finance activities in San Francisco, from 1980 through 1982. In January 1983, Mr. McGettigan was a founding partner of Woodman, Kirkpatrick & Gilbreath, which was sold to Hambrecht & Quist in September 1984. Mr. McGettigan was a co-founder, in November 1988, and continues to be a managing director of McGettigan, Wick & Co., Inc., an investment banking firm. Mr. McGettigan currently serves on the Boards of Directors of Modtech Inc., Onsite Energy Corporation and Corgi International, Ltd. He serves as Non-Executive Chairman of Modtech Inc., Onsite Energy Corporation and both Non-Executive Chairman and Director of Oanknology, Inc. He has served as a member of the Board since 1997.
Mr. Sebastien Vilgrain, age 34, currently serves as V.P of Flour Milling and Trading at the Paris-based SETUCAF/SOMDIAA, a holding company that trades in agricultural raw materials. Prior to joining SETUCAF in 1999, Mr. Vilgrain operated in the French-speaking African marketplace, working on the development and implementation of the commercial network for the Eurafrique Industry, a procurement platform for the agro-industry. A native of France, he studied business marketing in England and the United States from 1989 to 1993. He has served as a member of the Board since 2001.
Mr. Robert van Roijen, age 67, is the President of Tox Financial Company, a money management firm in Winter Park Florida. Mr. van Roijen is also founding partner of Patience Partners, a hedge fund specializing in small capitalization stocks. Mr. van Roijen is a graduate of Harvard College, and after three years of military service as an officer, he joined IBM. From 1977 to 1987, he was President and Chairman of the Board of Control Laser Corporation, a manufacturer of industrial lasers. He founded Tox Financial Company in 1988, and he is currently a director of Quixote Corporation, and Security Storage Company of Washington D.C. He has served as a member of the Board since 2001.
Mr. Hugues Prince, age 49, has been the President of Les Fromentiers de France, an integrated bakery and pastry manufacturing company majority owned by the JLV Group with manufacturing plants and more than 300 bakery retail outlets since August 2004. Mr. Prince was the Managing Director of DeliFrance Asia from its inception in 1981 until it was sold in 1994. DeliFrance Asia was owned by the JLV Group, the majority shareholder of the Company. DeliFrance Asia had more than 180 retail outlets, bakeries, and restaurants in seven Asian countries. From 1999 through 2004, Mr. Prince served as a consultant to the JLV Group. Mr. Prince has served as a member of the Board since March 2004.
Mr. John D. Firestone, age 62, has been a partner of Secor Group since 1978, and he serves on the Boards of Allied Capital Corporation and Security Storage Company of Washington, D.C. Mr. Firestone also serves and has served on the boards and committees of civic organizations such as the Washington National Cathedral, Washington Ballet, Corcoran Gallery of Art, National Theater, and National Rehabilitation Hospital. He has served as a member of the Board since April 2005.

Mr. Robert N. Herman, age 59, has served as the principal of the consulting firm The Herman Group, LLC since 1999. Prior to this, Mr. Herman was Executive Vice President, Chief Operating Officer, and General Counsel of Shoppers Food Warehouse Corporation. He also spent twelve years prior to that practicing law. He has served as a member of the Board since April 2005.
Mr. Thomas L. Gregg, age 42, was appointed President of the Company in August 2005 and held the position of President, U.S. since January 2004. Mr. Gregg previously ran his own private investment firm, MacGregor Capital LLC from 2002 through 2004. During that period, Mr. Gregg served on the Advisory Board of the Company from January 2003 through 2004. From 1991 to 2001 Mr. Gregg served as Chief Executive Officer of 3-G International, Inc. a network security software company, which was sold to RSA Security in 2001.
The Board recommends a vote in favor of each named nominee.
BOARD COMMITTEES AND MEETINGS
The Company has elected to take advantage of the “controlled company” exception under AMEX rules for independence requirements applicable to the independence of the full Board of Directors, the Compensation Committee and the Nominating Committee. Accordingly, the Company does not have a majority of “independent directors” as that term is defined under applicable AMEX listing rules. There are currently four independent Board members and four non-independent Board members. The determination that the Company is eligible to elect controlled company status is a result of the Vilgrain family’s ownership, through Food Research Corporation (FRC), of greater than 50% of the Company’s common stock.
The Board maintains two standing committees: the Audit Committee and the Compensation Committee.
The Audit Committee consists of three independent directors, Mr. van Roijen, Mr. McGettigan and Mr. Herman. The Audit Committee’s functions include making recommendations to the Company regarding the selection of independent accountants, conferring with the independent accountants and reviewing the scope and fees of the prospective annual audit and the results of their work. The Audit Committee reviews the Company’s financial statements and the adequacy of the internal auditing, accounting, financial controls and procedures. The Board annually reviews the AMEX listing standards applicable to audit committees and has determined that each of Mr. van Roijen, Mr. McGettigan and Mr. Herman satisfy the applicable financial sophistication and independence requirements applicable to audit committee members under Section 121(A) of the AMEX listing standards. The Board has also determined that each of Mr. van Roijen, Mr. McGettigan and Mr. Herman meet the definition of “audit committee financial expert” as defined in SEC rules. The Audit Committee operates pursuant to a formal written charter. The committee held four meetings during fiscal year 2006.
The Compensation Committee consists of three independent directors, Mr. McGettigan, Mr. van Roijen and Mr. Firestone. Mr. Jean-Louis Vilgrain, who is a non-independent director, is an observer in the committee. As noted above, by virtue of the Company’s status as a “controlled company” under AMEX listing rules, the Company is not subject to the requirement to maintain a compensation committee comprised of all independent directors. The Compensation Committee’s function is to review and approve all compensation packages totaling over $120,000, generally to grant options to eligible employees and to administer the Company’s 1992 Stock Option Plan (the “1992 Plan”) and 1999 Stock Option Plan (the “1999 Plan”). The Committee held four meetings during the 2006 fiscal year.
The Board does not currently have a Nominating Committee. As noted above, by virtue of the Company’s status as a “controlled company” under AMEX listing rules, the Company is not subject to the requirement to maintain an independent nominating committee. The Board believes that it is not necessary for the Company to have an independent nominating committee because a majority of the Company’s common stock is controlled by the Vilgrain family, and the individuals for whom the Vilgrain family votes its shares for director will be elected. Therefore, the Chairman was given the authority to nominate the slate of directors for the 2007 fiscal year. The Chairman has nominated the current slate of directors to again serve on the Board and has nominated Thomas L. Gregg, President of the Company, to fill a newly created vacancy on the Board.
Although there are no formal procedures for the stockholders to nominate persons to serve on the Board, the Board will consider recommendations from stockholders, which should be addressed to Yuyun Tristan Kuo, Chief Financial Officer, Corporate Secretary and Treasurer of the Company, at the Company’s address. In order to be considered, recommendations must include the proposed nominee’s full name, last five years business experience, complete biographical information, description of individual’s qualifications as a director and a representation that the proposing stockholder is a beneficial or record holder of the Company’s common stock. Also, any submission must be accompanied by the proposed nominee’s consent to serve if nominated and elected. In order to be considered for nomination for director at the 2007 Annual Meeting of Stockholders, recommendations must be received at the Company’s address by May 31, 2007. Recommendations received after that date will be considered for the 2008 Annual Meeting of Stockholders.
During fiscal year 2006, there were four meetings of the Board of Directors. Each director attended all meetings of the Board during the year. Each committee member attended all of committee meetings on which he was serving during that period. On August 12, 2005, the Board approved a resolution requiring all Board members to attend at least three of the four regularly scheduled quarterly Board meetings per year. If a Board member fails to do so, the Board will take a vote to determine the member’s continued participation on the Board.
Directors are required to attend the annual meeting. All directors were present at the 2005 Annual Meeting of Stockholders.
The Company has adopted procedures through which stockholders may communicate directly with the Board. These procedures can be found within the investor relations section of the Company’s website at www.cuisinesolutions.com.

SECTION 16 COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company.
Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Company believes that during the last fiscal year all required filings were timely made as required by Section 16(a) except as follows: Stanislas Vilgrain filed three Form 4s late covering four transactions; Messrs. Bertholon and Kuo each filed one Form 4 late covering four transactions each; and Mr. Gregg filed one Form 4 late covering one transaction. Mr. Hasselmann filed one Form 3 late. All required forms are now currently filed. SEC rules require the Company to disclose all known delinquent Section 16(a) filings by its officers, directors and ten percent stockholders in this Proxy Statement.
EXECUTIVE OFFICERS OF THE COMPANY
In addition to Stanislas Vilgrain and Thomas L. Gregg for whom biographical information is included under “ELECTION OF DIRECTORS,” the following persons are executive officers of the Company:

NAME	AGE	OFFICES HELD WITH THE COMPANY
Felipe Hasselmann	37	Chief Operating Officer
Gerard Bertholon	45	Vice President — Sales and Corporate Chef
Yuyun Tristan Kuo	52	Chief Financial Officer, Treasurer and Corporate Secretary
Mr. Hasselmann was appointed Chief Operating Officer in August 2005 and previously held the position of Chief of Staff of Cuisine Solutions since January 2004. Mr. Hasselmann joined the Company in 2000 as an International Development Director in charge of the Brazilian implementation and business development. Mr. Hasselmann moved to the U.S. in 2002 to help develop and implement a turnaround plan created by the problems to the business that ensued after the 9/11 tragedy. Prior to his work at Cuisine Solutions, Mr. Hasselmann was the National Director of Business Development in Brazil of L’Oreal Paris, and he was also responsible for the L’Oreal Latin America Sales Committee Area from 1995 to 2000. From 1992 to 1995, Mr. Hasselmann served as Regional Division Manager of Frito Lay, and he was a Regional Sales Manager of Coca Cola from1989 to 1992.
Mr. Bertholon joined Cuisine Solutions in August 1989 as Director of Research & Development then VP of International Sales in 1997 and VP of Marketing in December 2000. He has over 27 years of experience and recognition in the international foodservice industry. Prior to joining the Company, Mr. Bertholon was an Executive Chef for 9 years in the U.S. Mr. Bertholon’s current titles in the Company are Vice President of Sales and Corporate Chef.
Mr. Kuo was appointed Chief Financial Officer in August 2005 and previously held the position of Vice President of Finance since January 2004. The Board appointed Mr. Kuo Corporate Secretary and Treasurer in March 2004. Prior to that, Mr. Kuo was the Company’s Corporate Controller since December 2002. Previously, Mr. Kuo served as Vice President of Information Systems of Zinc Corporation of America from 2001 to 2002 and Chief Information Officer and Controller of Wise Metals Group, the largest independent aluminum sheet producer in the U.S. from 1991 to 2001.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table provides, for the 2006, 2005, and 2004 fiscal years, information concerning compensation paid by the Company to each of the named executive officers of the Company, consisting of the Chief Executive Officer and the other four most highly paid executive officers at June 24, 2006.
Summary Compensation Table

					Long Term
		Annual Compensation			Compensation
				Other Annual	Securities	All Other
				Compensation	underlying Options	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	($) (2)	(#)	($) (3)
Stanislas Vilgrain
Chief Executive Officer	2006	262,600	200,738	6,000	—	1,007
Chief Executive Officer	2005	236,000	60,000	6,000	—	773
Chief Executive Officer	2004	185,000	—	6,000	—	166
Thomas L. Gregg
President	2006	125,000	203,310	135,050	18,034	—
President, US	2005	124,141	60,000	166,183	68,852	—
President, US	2004	61,058	—	89,328	199,615	—
Felipe Hasselmann
Chief Operating Officer	2006	155,054	94,050	5,410	—	—
Y. Tristan Kuo
Chief Financial Officer	2006	144,800	101,200	5,969	—	2,892
Vice President-Finance	2005	120,000	30,000	5,969	—	2,400
Gerard Bertholon
Vice President of Sales	2006	145,000	—	8,245	—	915
Vice President of Sales	2005	145,000	—	7,345	—	1,063
Vice President of Sales	2004	145,000	—	7,345	300,000	1,096
1)	Messrs. Vilgrain, Gregg, Kuo, and Hasselmann are eligible for cash bonuses under the Company’s Executive Incentive Compensation Plan, which are based on objectives determined by the Compensation Committee of the Board. See “Compensation Committee Report-Incentive Compensation.”
2)	Other annual compensation consists of annual car allowances for Messrs. Vilgrain, Kuo, Hasselmann, and Bertholon. In the case of Mr. Gregg, other annual compensation consists of the value, as of the grant date, of options issued with exercise prices below the fair market value (calculated as the difference between the exercise price and the fair market value on the date of grant).
3) All other compensation consists of 401(k) and supplemental retirement plan matching funds paid by the Company.
STOCK OPTIONS
The following table sets forth certain information regarding stock options granted to the named executive officers during the Company’s 2006 fiscal year. No stock appreciation rights were granted during fiscal year 2006.
OPTION GRANTS IN FISCAL YEAR 2006

	Current Year Individual Grants					Potential Realizable
	Number of Securities					Value at Assumed Annual
	Underlying	Percent of Total				Rates of Stock Price
	Options	options Granted to	Exercise or base			Appreciation for Option
	Granted	Employees in	price	Market Price	Expiration	Term (3)
Name	(#) (1)	Fiscal Year	($/Sh)	($/sh)	Date	5% ($)	10% ($)
Stanislas Vilgrain	—	—	—	—	—	—	—
Thomas L. Gregg	10,758 (2)	60%	$0.01	$6.25	6/27/15	109,379	174,232
	7,276 (2)	40%	$0.01	$9.32	1/01/16	110,285	175,654
Felipe Hasselmann	—	—	—	—	—	—	—
Y. Tristan Kuo	—	—	—	—	—	—	—
Gerard Bertholon	—	—	—	—	—	—	—

(1) The options were granted under the 1999 Plan. Under the 1999 Plan, each option granted may be exercised during the period of the employee’s continuous employment by the Company, or within three months thereafter, or within one year after the employee’s death or total and permanent disability, if the death or total and permanent disability occurs while employed or if the death occurs during the three months after termination; provided that no option is exercisable after its expiration date. All options granted in fiscal year 2006 expire within ten years from the date of grant. All unvested options of an optionee become fully vested and exercisable upon the death or total and permanent disability of an optionee and all unvested options of all optionees become fully vested and exercisable upon a change of control of the Company. A change of control is defined as an event, the result of which would be that more than 50% of the voting stock of the Company would be owned by persons or entities other than FRC or any persons controlling or controlled by FRC. Unless otherwise provided pursuant to a specific award or grant, grants vest and become exercisable to the extent of 25% of the total on the day of grant, and 25% of the total on each of the first three anniversaries of the date of grant.
(2) Options were granted under the 1999 Plan pursuant to Mr. Gregg’s employment agreement. The options were issued with exercise prices of $0.01 per share and a grant date value (calculated as the difference between the $0.01 exercise price and the lesser of the share price on the date of grant and the average share price over the prior 90 day period) of $62,500. 50% of each grant vested immediately and the other 50% vested at the beginning of the following fiscal quarter.
(3) These amounts are based on compounded annual rates of stock price appreciation of five and ten percent over the ten year term of the options and are mandated by the SEC. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions, as well as the option holder’s continued employment throughout any applicable vesting period. Thus, the values reflected in this table are based on hypothetical rates and these values may not be achieved or may be exceeded. The value indicated in this table is a net amount, as the aggregate exercise price has been deducted from the final appreciated value.
The following table sets forth certain information regarding stock options exercised by the executive officers named in the Summary Compensation Table during the Company’s 2006 fiscal year and the year-end values of unexercised options held by such executive officers.
AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2006
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		in-the-Money Options at
	Shares Acquired		Options at Fiscal Year-End (#)		Fiscal Year-End ($)
Name	on Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Stanislas Vilgrain	8,000	63,565	437,500	—	1,744,065	—
Thomas L. Gregg	None	None	255,252	31,250	1,207,945	131,325
Felipe Hasselmann	5,000	47,749	72,500	37,500	297,250	153,750
Y. Tristan Kuo	12,500	125,068	6,250	6,250	24,688	24,688
Gerard Bertholon	109,753	994,402	292,747	75,000	1,204,032	307,500
STOCK OPTION PLANS
The following table provides information as of June 24, 2006 with respect to the shares of the Company’s common stock that may be issued under its 1999 Plan and 1992 Plan.

Number of
Securities
Remaining Available
for Future Issuance
Under Equity
	Number of Securities to	Weighted Average	Compensation Plans
	Be Issued Upon Exercise	Exercise Price of	(Excluding
	of Outstanding Options,	Outstanding	Securities
	Warrants and Rights	Options, Warrants	Reflected in Column
Plan Category	(a)	and Rights (b)	(a)) (c)
Equity compensation plans approved by stockholders	2,448,099 (1)	$0.99	275,998
Equity compensation plans not approved by stockholders	—	—	—

Total	2,448,099	$0.99	275,998
(1)	The Company has reserved a total of 3,392,000 shares of Common Stock for issuance under the 1999 Plan and 1992 Plan. The total represents 2,448,099 shares issuable upon the exercise of options granted collectively under these plans.

EMPLOYMENT AGREEMENTS
The Company has employment agreements with two of its named executive officers, Thomas L. Gregg, its president, and Y. Tristan Kuo, its chief financial officer, treasurer and corporate secretary.
Mr. Gregg’s employment agreement of January 1, 2004 is for three years ending December 31, 2006. His annual base compensation is $250,000, consisting of $125,000 in cash, plus stock options with a grant date value (determined as described in the following sentence) equal to an additional $125,000. The options are issued on or around January 1st and June 25th each year with exercise prices of $0.01 per share and a grant date value (calculated as the difference between the $0.01 exercise price and the lesser of the market price per share on the date of grant and the average share price over the prior 90 day period) of $62,500. 50% of each grant vests immediately and the other 50% vests at the beginning of the following fiscal quarter. Mr. Gregg was also granted 125,000 options immediately after signing the agreement. The exercise price of these options is $0.8476 (which was the lesser of the market price per share on the date of grant and the average share price over the prior 90 day period). This grant vests and becomes exercisable to the extent of 25% of the total shares on the day of grant, and 25% of the total shares on each of the first three anniversaries of the date of grant. Mr. Gregg is also eligible for an annual cash bonus of up to 50% of his base compensation. The bonus is based upon the same measures established for the CEO which was approved by the Compensation Committee (see Appendix A). He is also entitled to other benefits provided by the Company to its other executives of similar status and with like levels of responsibility. The compensation to Mr. Gregg is subject to additional incentives as the Board deems appropriate, including such additional bonus as may be approved by the Compensation Committee.
If the Company terminates Mr. Gregg’s employment prior to the end of the term of the employment agreement except for cause, he shall be entitled to receive cash compensation in an amount equal to six (6) months of his annual base compensation (with such compensation to be paid in thirteen equal bi-monthly installments), and all equity received and all unvested options will be accelerated and immediately exercisable by Mr. Gregg. While he is employed by the Company and for a period of six months after termination of such employment, Mr. Gregg may not, without the Company’s prior written consent, engage in direct competition with the Company in business lines that were within his areas of responsibility during his employment with the Company, including “sous-vide” and other frozen gourmet food enterprises.
Mr. Kuo’s employment agreement of January 1, 2004 is for three years ending December 31, 2006. His starting annual salary was $120,000. Mr. Kuo is also eligible for an annual cash bonus of up to 50% of his base compensation. The bonus is based upon the bonus structure approved by the Compensation Committee for the CEO (see Appendix A). He is also entitled to other benefits provided by the Company to its other executives of similar status and with like levels of responsibility. The compensation to Mr. Kuo is subject to additional incentives as the Board deems appropriate, including such additional bonus as may be approved by the Compensation Committee.
If the Company terminates Mr. Kuo’s employment prior to the end of the term of the employment agreement except for cause, he shall be entitled to receive an amount equal to six (6) months of his annual base salary (with such compensation to be paid in thirteen equal bi-monthly installments), and all equity received and all options that were to vest in the succeeding six months after the termination will be accelerated and immediately exercisable. While he is employed by the Company and for a period of six months after termination of such employment, Mr. Kuo may not, without the Company’s prior written consent, engage in direct competition with the Company in business lines that were within his areas of responsibility during his employment with the Company, including “sous-vide” and other frozen gourmet food enterprises.
COMPENSATION OF DIRECTORS
On August 12, 2005, the Board approved a resolution modifying the compensation of independent directors. For the 2006 fiscal year, each independent director received a fee of $2,500 for each scheduled quarterly Board meeting that he attends. Also, each independent director received a fee of $750 per quarter for attendance at scheduled meetings of committees on which he serves. In addition, each independent director was to receive an option grant to purchase 10,000 shares of Common Stock with an exercise price equal to the fair market value per share of the common stock on the date of grant, which would have been eight business days after the filing of the Company’s Annual Report on Form 10-K. On that date, the Company also issued stock options to three of its named executive officers in order to reward these individuals for their contributions to the Company’s performance. All of these options were issued with exercise prices of $7.39 per share, which was the closing price of the Company’s common stock on the American Stock Exchange on October 4, 2005.
As a result of recently adopted accounting rules concerning the expensing of equity compensation awards, including stock options, set forth in Statement of Financial Accounting Standards No. 123(R), “Share Based Payment” (“SFAS 123R”), which became effective with respect to the Company in the current fiscal year, the Company’s Board of Directors reassessed the grant of these awarded stock options in light of the unintended detrimental accounting consequences that would result from their issuance. Under the valuation model prescribed for valuing the options in accordance with SFAS 123R, the Company has estimated that it would be required to record over $600,000 in non-cash compensation charges over the scheduled vesting of the options as a result of the issuance of these options. The magnitude of the anticipated charges was largely a function of the relatively high volatility of the Company’s Common Stock, which had resulted from the increase in the Company’s stock price in recent years.
In response to its assessment of the expected accounting charge described above, the Company’s Board of Directors voted to rescind the foregoing option awards and instead compensate the above-referenced individuals with cash payments as set forth in the table below:

Recipient	Title	Cash Payment
Charles C. McGettigan	Independent Director	$14,780
Robert van Roijen	Independent Director	$14,780
John D. Firestone	Independent Director	$14,780
Robert N. Herman	Independent Director	$14,780
The cash amounts correlate to 20% of the stock options granted multiplied by the exercise price of $7.39. On December 5, 2005, the above-referenced individuals consented to the rescission of the options and the receipt of the cash payments in lieu thereof. All of the options were formally rescinded and the applicable cash bonus payments were made on December 5, 2005. As a result of this rescission, the Company did not incur the compensation charge under SFAS 123R described above, although the Company incurred a cash compensation charge in the amount of the cash payments during the second fiscal quarter of fiscal 2006.
The Compensation Committee recently proposed that the Company make $10,000 per month cash compensation payments to the Chairman of the Board of Directors. This compensation is subject to full Board approval at the next Board meeting, which is currently scheduled for October 26, 2006. The Chairman is currently entitled to a $500 per diem as reimbursement for his travel expenses when he is in the U.S. to conduct Company business.
Directors who are not independent are not compensated for their services on the Board.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee are Mr. McGettigan, Mr. van Roijen, and Mr. Firestone. Mr. Jean-Louis Vilgrain is an observer and is not entitled to vote on matters considered by the Compensation Committee. For additional information concerning relationships between the Company and Mr. Vilgrain’s affiliated entities, see “Certain Transactions.”
CODE OF ETHICS
The Board of Directors has adopted a Code of Ethics that applies to the company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and certain other personnel of the company.

COMPENSATION COMMITTEE REPORT1
In fiscal year 2006 the full Board approved the Company’s compensation policy.
EXECUTIVE COMPENSATION OBJECTIVES AND POLICIES
The Board evaluates and sets the base salary for the Chief Executive Officer (the “CEO”) of the Company. The CEO evaluates and sets the base salaries for all other executive officers of the Company. However, the Compensation Committee reviews and approves all salaries above $120,000. In addition, the Compensation Committee evaluates and sets the parameters for the Executive Incentive Compensation Plan (“EICP”). The EICP is included as Appendix A. The Compensation Committee of the Board administers the Company’s 1992 and 1999 Stock Option Plans.
The major objective of the Company’s compensation program is to align compensation with business results. The Company’s program is designed to (1) attract, retain, and reward senior management who are able to meet and exceed business objectives, (2) tie a meaningful portion of compensation to the achievement of improved earnings growth and other business objectives, and (3) provide stock-based long term incentives to executives that directly link their compensation to stock appreciation. To this end, the components of the compensation program include base salary, results-based cash incentives, and long-term equity-based rewards.
Base Salary
The directors set the base salary for the CEO based upon the historical salary levels for the past five years, along with Company performance and prevailing food service industry conditions. The CEO sets base salary for each other executive officer, subject to the approval of the Compensation Committee for base salaries over $120,000, based on the relative level of responsibility of the respective position within the organization, and the base salaries paid to executives holding similar positions within the same industry.
Incentive Compensation
The EICP, which is provided in Appendix A, provides the opportunity for eligible executives to earn a specified percentage of division and/or Company operating income on the achievement of pre-determined objectives. The Board establishes the percentages and goals for the CEO on an annual basis, and the CEO establishes the percentages and the goals for each other eligible executive based on the responsibility of each executive position. The percentage so established for each executive is then applied to achievement of revenue and EBITDA targets, or a combination thereof, as deemed appropriate by the Board or the CEO, as the case may be. No profit-related incentive compensation is paid to these executives should the results of the division and/or the Company be unprofitable. For the 2006 fiscal year, the calculation provided for in the EICP would have entitled the four eligible executive officers (Stanislas Vilgrain, Thomas Gregg, Felipe Hasselmann and Y. Tristan Kuo) an aggregate of $478,800 in non-discretionary bonuses, after added to an aggregate of $210,000 in potential discretionary bonuses, for potential aggregate total bonuses of $688,800. Messrs. Vilgrain and Gregg recommended to the Compensation Committee that the total discretionary bonuses be reduced to $90,938. This recommendation along with the payment of the non-discretionary bonus was approved by the Compensation Committee and, accordingly, Mr. Vilgrain received a $151,050 non-discretionary bonus and a $49,688 discretionary bonus, Mr. Gregg received a $142,500 non-discretionary bonus and a $31,250 discretionary bonus, Mr. Kuo received a $91,200 non-discretionary bonus and a $10,000 discretionary bonus, and Mr. Hasselmann received a $94,050 non-discretionary bonus.
Stock Option Program
The 1992 Plan and 1999 Plan were established to provide additional incentive and reward to those executives who deliver the results that maximize stockholder value. Stock options valued at fair market value as of the date of grant provide potential rewards based on the Company’s future stock performance. Additionally, the option program for executives utilizes vesting periods to encourage key executives to continue their employment with the Company. One of the factors considered by the Compensation Committee in granting options is the relative level of responsibility of the executive officer’s position within the Company. In furtherance of its policy of granting such stock options to executives, in fiscal 2006, the Company made a series of option grants to certain of its executive officers (Stanislas Vilgrain, 25,000 shares; Thomas Gregg, 20,000 shares; and Y. Tristan Kuo, 10,000 shares). All of these options were issued with exercise prices of $7.39 per share, which was the closing price of the Company’s common stock on the American Stock Exchange on October 4, 2005. Because of the significant non-cash charges that would result from these grants, and the simultaneous grants to the Company’s independent directors, pursuant to SFAS 123(R) (as described in greater detail under “Compensation of Directors”), the Board of Directors voted to rescind these option awards and instead compensate the above-referenced individuals with cash bonus payments correlating to 20% of the stock options granted multiplied by the exercise price of $7.39. Messrs. Vilgrain and Kuo agreed to the rescission of their options, but declined their respective cash bonuses. Mr. Gregg received a cash bonus of $29,560.
Aside from the grant of stock options which were subsequently rescinded as described above, Mr. Gregg was the only person to receive stock options of the Company in fiscal year 2006. These options were issued pursuant to the terms of his employment agreement.
Compensation of the Chairman of the Board of Directors

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “1933 Act”) or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

The Compensation Committee recently proposed that the Company make $10,000 per month cash compensation payments to the Chairman of the Board of Directors. This compensation is subject to full Board approval at the next Board meeting, which is currently scheduled for October 26, 2006. The Chairman is currently entitled to a $500 per day as reimbursement for his travel expenses, such as food, lodging and other miscellaneous expenses, when he is in the U.S. to conduct Company business.
Compensation of the Chief Executive Officer
The compensation level for Mr. Stanislas Vilgrain, the CEO of the Company, is a combination of salary, incentive compensation, and stock options. The Compensation Committee reviews the salary level of the CEO on an annual basis and makes a recommendation to the Board, after consideration of Company performance relative to its business plan, individual performance of the CEO, the expected objectives for the coming year, and other factors that the Committee may, in its discretion, deem relevant at that time.
In recognition of the responsibilities of the CEO, including that of attaining the goal of Company revenue and EBITDA targets, the Board established Mr. Stanislas Vilgrain’s incentive compensation program which consists of a bonus which is reviewed at the end of the fiscal year based upon achievement of the budget targets established at the beginning of the fiscal years. The bonuses are paid on achievement of targets and paid no more than one week after receipt of annual audit, as well as other discretionary compensation as the Board deems appropriate.
In preparation for making any decision regarding the grant of stock options, the Compensation Committee evaluates Mr. Stanislas Vilgrain’s past achievements and his critical leadership role in the Company’s future success. In addition, the Compensation Committee is mindful of the goals described above and its intent to use the Company’s stock option plans as a means to align the financial interest of the CEO with those of the Company’s stockholders.
Policy with Respect to Section 162(m) Deduction Limit
In light of the Company’s historical compensation practices, the Company has not adopted a policy with respect to deduction limits under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Charles C. McGettigan, Chairman
Robert van Roijen
John D. Firestone
Compensation Committee Members

AUDIT COMMITTEE REPORT2
The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. It has also discussed certain matters with the independent auditors, as required under SAS 61, as amended by SAS 90. Also, the Audit Committee has received the written disclosures and letter from the independent auditors, as required by the Independence Standards Board Standard No. 1, and discussed the issue of auditor independence with the independent auditors. Based on its review of the information and discussions required in the three items listed above, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 24, 2006 for filing with the SEC. In addition, the Audit Committee has engaged BDO Seidman, LLP to serve as the Company’s independent auditor for fiscal 2007.
Robert van Roijen, Chairman
Charles C. McGettigan
Robert N. Herman
Audit Committee Members
Proposal 2: Ratification of Selection of Independent Auditors
The Audit Committee of the Board has selected BDO Seidman, LLP (“BDO Seidman”) as the Company’s independent auditors for the 2007 fiscal year and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman audited the Company’s financial statements for the 2006 fiscal year. Representatives of BDO Seidman are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO Seidman as the Company’s independent auditors. However, the Audit Committee is submitting the selection of BDO Seidman to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of BDO Seidman. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
For the fiscal years ended June 25, 2005 and June 24, 2006, we incurred professional fees for the services of our independent auditors BDO Seidman as follows:

	2005	2006
Audit Fees	$141,000	$217,000
Audit-Related Fees	—	21,500
Tax Fees	12,000	20,000
All Other Fees	—	—

	$153,000	$258,500

The Audit-Related Fees in fiscal year 2006 included costs associated with the audit of the Company’s 401K plan.

[2]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Services Provided by BDO Seidman
All services rendered by BDO Seidman are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. Pursuant to SEC rules, the fees paid to BDO Seidman for services are disclosed in the table above under the categories listed below:
1)	Audit Fees — These are fees for professional services performed by BDO Seidman for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)	Audit-Related Fees — These are fees for assurance and related services performed by BDO Seidman that are reasonably related to the performance of the audit or review of the Company’s financial statements.

3)	Tax Fees — These are fees for professional services performed by BDO Seidman with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company.

4)	All Other Fees — These are fees for other permissible work performed by BDO Seidman that does not meet the above category descriptions.
These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in our independent auditors’ core work. The Audit Committee has determined that the rendering of the services other than audit services by BDO Seidman is compatible with maintaining the principal accountant’s independence.
Guidelines of the Audit Committee for Pre-Approval of Independent Auditor Services
The Committee has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:
For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Committee with an engagement letter during the fourth quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. The engagement letter does include the proposed audit services fee. If agreed to by the Committee, this engagement letter will be formally accepted by the Committee.
For non-audit services, Company management will submit to the Committee for approval a list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.
The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Chief Financial Officer or principal financial and accounting official will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.
The Board of Directors Recommends a Vote in Favor of Proposal 2.

FIVE-YEAR PERFORMANCE COMPARISON (1)
The following graph shows the changes over the past five-year period in the value of $100 invested in Common Stock of the Company, the NASDAQ Stock Market-U.S. Index and the Dow Jones U.S. Food Producers Index. The Company currently trades on the American Stock Exchange.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CUISINE SOLUTIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE DOW JONES US FOOD PRODUCERS INDEX
(1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN TRANSACTIONS
On June 12, 2001, the Company signed an agreement with Inversiones Stefal ltda of Chile, Farmers Market Land of Germany, Inversiones Continex of Chile, and Iso-Tech Ltda of Brazil (the “Parties”) to create a joint venture that was originally contemplated to be structured as a partnership, to build a sous-vide processing facility in Chile. This initial agreement was terminated without prejudice between the parties in fiscal year 2003 prior to the capitalization of the partnership. However, the Parties decided to continue the project through the formation of a corporation, Cuisine Solutions Chile, S.A. (“Cuisine Solutions Chile”). The Company received a 10% interest in Cuisine Solutions Chile and, as a consequence, is a minority shareholder of Cuisine Solutions Chile. The 10% interest was issued to the Company in consideration of certain intangible assets, such as know-how for the plant development and operations and marketing support, all of which had no carrying value on the Company’s consolidated balance sheets. Cuisine Solutions Chile is controlled by its majority shareholder and its affiliates, none of which are affiliated with the Company. The intended purpose of the facility is to produce high quality, value priced whitefish, shellfish and salmon products in Chile for the Global Retail and Foodservice markets. An agreement to market certain sous-vide products was signed by the parties and a commercial agreement regarding the purchase of certain raw materials from Cuisine Solutions Chile was signed in fiscal year 2004. The plant began operations in August 2004. During the Company’s second quarter of fiscal year 2005, Cuisine Solutions Chile conducted a capital raise from its existing shareholders. In order to maintain the Company’s 10% interest in Cuisine Solutions Chile, the Company sold equipment from its discontinued facility in Norway to Cuisine Solutions Chile in exchange for a note receivable of $500,000 payable in three installments, all due before March 2005, and $500,000 in equity in Cuisine Solutions Chile (determined based upon cash invested by the majority shareholder of Cuisine Solutions Chile). As of April 2, 2005, the $500,000 note has been paid in full. Management recorded a discount of $125,000 against the value of the equity received. Management believes that this discount is appropriate because there is no ready market for the stock of Cuisine Solutions Chile, Cuisine Solutions Chile has a limited operating history, and the Company’s ownership stake represents only a minority interest in Cuisine Solutions Chile. The Company’s 10% equity investment in Cuisine Solutions Chile is accounted for under the cost method as the Company does not have the ability to exercise significant influence over the operating or financial policy of Cuisine Solutions Chile.
On July 10, 2004, the Company entered into an agreement with the Bank of Charles Town in West Virginia for a $2,500,000 line of credit to finance its working capital requirements in the U.S. The line of credit is secured by the Company’s U.S. accounts receivable and inventory and further guaranteed by Food Investors Corporation (“FIC”) and secured by real estate owned by FIC. On December 23, 2005, the maximum borrowing amount of this line-of-credit was increased to $5,000,000. On September 1, 2006 the maturity date was extended to November 1, 2006. This line-of-credit bears an interest rate of 0.5% over the prime interest rate, or 8.5% as of June 24, 2006. The outstanding principal balance on the line-of-credit was $1,000,000 as of June 24, 2006. FIC is wholly owned by the Company’s majority shareholders, the JLV Group. During fiscal year 2006, the Company paid FIC $61,000 as compensation for the guarantee on this line-of-credit.
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
The rules of the SEC currently provide that stockholder proposals for the 2007 Annual Meeting be submitted pursuant to Rule 14a-8 of the 1934 Act must be received at the Company’s principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company’s proxy statement to stockholders in connection with the 2006 Annual Meeting (or June 28, 2007) to be considered by the Company for possible inclusion in the proxy materials for the 2007 Annual Meeting.
If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify the Company before August 21, 2007, the Company’s management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Cuisine Solutions, Inc. stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent by contacting your broker. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Y. Tristan Kuo, Chief Financial Officer, at the address set forth on the cover page of this proxy statement or contact Mr. Kuo at ytkuo@cuisinesolutions.com or (703) 270-2900. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed proxy form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.
It is important that the proxies be returned promptly and that your shares be represented in the Annual Meeting. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.
A copy of the Company’s 2006 Annual Report to Stockholders accompanies this Proxy Statement. The Company has filed an Annual Report for its fiscal year ended June 24, 2006 on Form 10-K with the SEC. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K BY WRITING TO YUYUN TRISTAN KUO, CHIEF FINANCIAL OFFICER, AND CORPORATE SECRETARY AND TREASURER OF THE COMPANY AT THE COMPANY’S ADDRESS. An electronic version of the Annual Report, Form 10-K and Proxy Statement will also be available on-line through the Company’s Internet web site (http://www.cuisinesolutions.com).
By Order of the Board of Directors
Jean-Louis Vilgrain
Chairman of the Board
September 29, 2006

Appendix A
CUISINE SOLUTIONS, INC.
Executive Incentive Compensation Plan (“EICP”)
For each fiscal year, each executive officer of the Company (“Executive”) shall be eligible to receive Bonus Compensation and Stock Options. Bonus Compensation has two components: “Performance Bonus Compensation” and “Discretionary Bonus Compensation.” “Performance Bonus Compensation” shall be determined based upon the Company’s level of achievement of defined goals in specified Performance Categories. “Discretionary Bonus Compensation” shall be determined by the Compensation Committee of the Board of Directors, in its discretion. Stock Options shall be determined by formula based upon Executive’s Base Compensation and the closing price of the Company’s common stock on the last business day of the preceding fiscal year.
I. PERFORMANCE BONUS COMPENSATION.
A. Performance Categories. Executive shall be eligible to receive Performance Bonus Compensation based upon the Company’s performance in the following Performance Categories: (1) U.S. Sales; (2) France Sales; (3) All Other Sales; and (4) EBITDA.
B. Setting of Performance Targets. On or before June 1, the Company’s Executive Management (i.e., CEO, President, COO and CFO) will submit to the Board of Directors a business plan for the next fiscal year which will include performance targets for U.S. Sales, France Sales, All Other Sales and EBITDA (the “Performance Targets”). Executive Management and the Board of Directors (or its designee) shall meet to discuss the reasonableness of the targets and to make any adjustments required in light of business conditions. The Board of Directors shall have final authority to set Performance Targets.
C. Performance Bonus Calculation. At the end of each fiscal year (or, in the case of a partial year, on Executive’s last day of employment), actual results will be compared to the Performance Targets set for the year in each Performance Category. The actual result will be divided by the Performance Target. If the quotient is less than 0.90 (i.e., the Company earned less than 90% of the Performance Target), no Performance Bonus Compensation will be earned in the Performance Category. If the quotient equals or exceeds 0.90 (i.e., the Company earned at least 90% of the Performance Target), the “Eligible Bonus Percentage” for the Performance Category shall be determined by the following chart:

PERCENTAGE OF TARGET ACHIEVED	ELIGIBLE BONUS PERCENTAGE
90%	90%
95%	95%
100%	100%
110%	120%
125%	140%
140%	160%
150%	175%
The Eligible Bonus Percentage shall then be multiplied by the applicable “Weight Factor,” as follows:

FACTOR	WEIGHT FACTOR
U.S. Sales	12.5%
France Sales	12.5%
All Other Sales	5.0%
EBITDA	70.0%
The product of the Eligible Bonus Percentage and the Weight Factor shall be multiplied by Executive’s Eligible Base Salary (i.e., 50% of Executive’s Base Salary for the year of the Performance Bonus Calculation) to determine the Performance Bonus Compensation earned in the Performance Category. Executive’s total Performance Bonus Compensation for the fiscal year will be the sum of the Performance Bonus Compensation figures earned in each Performance Category.
D. Summary of Performance Bonus Calculation. If at least 90% of a Performance Target is reached, a Performance Bonus is deemed to be earned in the Performance Category, and is calculated as follows:

Eligible Bonus Percentage	X	Weight Factor	X	Eligible Base Salary	=	Performance Bonus Compensation
If less than 90% of the Performance Goal is reached in any Performance Category, no bonus amount is earned in that Performance Category.

A-1

E.	Payment of Performance Bonus Compensation. Any Performance Bonus Compensation earned by Executive for a fiscal year shall be paid no more than one week following receipt of the annual audit, less standard withholding and authorized deductions.

F.	Form of Bonus Payment. Up to one-half of the aggregate bonus earned in a given year may be paid, at the discretion of the Executive in cash, with the remainder to be paid in options. The Executive may accept up to 75% of his bonus in options.

G.	Stock Options. The number of options granted shall be calculated by dividing Executive’s indicated Bonus to be paid in options by one half of the closing price of the Company’s common stock on the last business day of the year for which the bonus is being paid. For example, if the Chief Executive Officer is due a bonus of $118,000 (50% of his base salary), and the Executive opts to receive 50% of his bonus in options, he will receive 18,295 options, based on a closing price at the year end of $6.45 per share. The exercise price shall be the closing price of the Company’s common stock on the last business day of the fiscal year for which the bonus is being paid. Stock Options granted pursuant to this provision, including but not limited to vesting, exercise rights and expiration, shall be governed by the terms of the Company’s 1999 Stock Option Plan (the “Stock Option Plan”) and the standard “Stock Option Agreement” required for a grant of stock options under the Stock Option Plan.
II.	DISCRETIONARY BONUS COMPENSATION.
     In addition to Performance Bonus Compensation, the Board of Directors shall have the authority to award Executive a Discretionary Bonus of up to twenty-five percent (25%) of Base Salary. Any Discretionary Bonus awarded to Executive for a fiscal year shall be paid no more than one week following receipt of the annual audit, less standard withholding and authorized deductions. The amount of the Discretionary Bonus, if any, shall be within the full and complete discretion of the Board of Directors and no amount of Discretionary Bonus shall be vested or otherwise guaranteed for any fiscal year.

A-2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY	The undersigned hereby appoints Jean-Louis Vilgrain and Stanislas
CUISINE SOLUTIONS, INC.	Vilgrain, and each of them, as proxies, with power of substitution and
85 S. BRAGG STREET, SUITE 600	hereby authorizes them to represent and to vote, as designated below,
ALEXANDRIA, VA 22312	the shares of common stock of Cuisine Solutions, Inc. held of record by the undersigned on September 22, 2006 at the annual meeting of stockholders to be held on October 26, 2006 or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

1.	ELECTION OF DIRECTORS:	☐	FOR all nominees listed (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
NOMINEES: Jean-Louis Vilgrain, Stanislas Vilgrain, Sebastien Vilgrain, Charles C. McGettigan, Hugues Prince, Robert N. Herman, John D. Firestone, Robert van Roijen and Thomas L. Gregg.
(INSTRUCTION: To withhold authority to vote for any individual nominee mark that nominee’s name in the space provided below.)
Withhold Authority:  _________________________________________________________________________________________
2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: the ratification of the Audit Committee’s selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007

☐ FOR	☐ AGAINST	☐ ABSTAIN
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.
(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
Please sign below exactly as name appears on the account. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
DATE:___________________________, 2006
Signature
Signature if held jointly.
PLEASE MARK, SIGN DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.